UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 22, 2004

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street
Suite 550
Portland, Oregon 97205
(Address of principal executive offices)

(503) 226-3440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 22, 2004, McCormick & Schmick’s Seafood Restaurant, Inc. will make a presentation at the Banc of America Securities 34th Annual Investment Conference at the Ritz Carlton Hotel in San Francisco, CA.  The presentation will be webcast live at 2:30 p.m. PDT on Wednesday, September 22, 2004 at http://www.veracast.com/webcasts/bas/34th-annual-2004/id54313374.cfm.  The webcast will also be accessible through the Company’s website at www.mccormickandschmicks.com.  The Company’s presentation contains certain financial information for the first half of the Company’s 2003 and 2004 fiscal years, including Restaurant Level EBITDA, EBITDA before pre-opening and EBITDA, non-GAAP financial measures that are reconciled to Net Income in the presentation.  Management believes the presentation of these measures is useful to investors because: (1) they are useful in assessing the operating performance of the Company’s business and restaurant-level performance without the effect of non-cash depreciation, amortization expenses and certain other charges; (2) they are useful in assessing the Company’s ability to service or incur indebtedness; and (3) the Company uses these measures internally to evaluate the performance of its personnel and also as a benchmark to evaluate its operating performance and compare its performance to that of its competitors.

This financial information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit 99.1.	Selected Slides from the September 22, 2004 presentation of McCormick & Schmick’s Seafood Restaurants, Inc. to the Banc of America Securities 34th Annual Investor Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc..

Date: September 22, 2004	By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer and
Vice President of Finance
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Selected Slides from the September 22, 2004 presentation of McCormick & Schmick’s Seafood Restaurants, Inc. to the Banc of America Securities 34th Annual Investor Conference.